Exhibit 32.2
------------


                    PRINCIPAL FINANCIAL OFFICER CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350
                       ----------------------------------

In connection with this Annual Report of Knightsbridge Tankers Limited (the "Company") on Form 20-F for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Kate Blankenship, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 15, 2006

/s/ Kate Blankenship

Kate Blankenship
Principal Financial Officer